CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to  the  incorporation  by  refeence  in  the  Registration
Statements on Form S-8 of VININGS INVESTMENT PROPERTIES TRUST of our report dated March 7, 2001 appearing in this Annual Report on Form 10-K

HABIF, AROGETTI & WYNNE, LLP

/S/ HABIF, AROGETTI & WYNNE, LLP

Atlanta, Georgia

March 29, 2001